EXHIBIT 99.1

Tilray Brands Delivers Record Q1 Fiscal 2027 Revenue and Record Q1 Gross Profit, Demonstrating the Power of Its Global Platform, Driven by Double-Digit Year-Over-Year Growth Across International Cannabis, Beverage and Pharmaceutical Distribution

First-Quarter Results Reinforce Tilray’s Progress Converting Global Scale, Disciplined Execution and Category Leadership into Higher Revenue, Expanded Gross Profit and Continued Momentum

Record First-Quarter Net Revenue of $257 Million, Up 23% Year-Over-Year, with Gross Margin Expanding by ~300 bps to 30%

International Business Accelerates as EMEA Revenue Increases 71%, Growth Led by Medical Cannabis, Beverage and Pharmaceutical Distribution

Tilray’s Global Beverage Business Delivers $101 Million in Revenue, Expands Gross Margin to 41% and BrewDog Achieves Profitability in Q1

Reduced Outstanding Debt by $42 Million Fiscal Year-to-Date and Ended the Q1 with a Net Cash1 Position, Strengthening Financial Flexibility and the Balance Sheet

Tilray Reaffirms Fiscal 2027 Adjusted EBITDA3 Guidance of $68 Million to $75 Million

NEW YORK and LONDON and LEAMINGTON, Ontario, Oct. 08, 2026 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle and consumer packaged goods company with leading positions across cannabis, beverage, hospitality and wellness, today reported financial results for its first fiscal quarter ended August 31, 2026. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Chairman and Chief Executive Officer, Tilray Brands, stated: “Tilray’s record first-quarter revenue and gross profit demonstrate the power of the diversified platform we have built and the momentum we are creating across cannabis, beverage, hospitality, wellness and pharmaceutical distribution. We are no longer dependent on a single market or regulatory catalyst. We have multiple engines of growth, a scaled international footprint and the ability to convert scale into stronger margins, greater efficiency and sustainable, profitable growth.”

Mr. Simon continued, “Our global platform is translating into leadership positions across our core categories. In cannabis, Tilray is a leading cannabis producer, with more than 6 million square feet of cultivation capacity across Canada, Portugal and Germany, and a leading low-cost production base in the world’s largest legally regulated markets, supported by one of the largest EU-GMP certified footprints in the world. In beer, the world’s largest consumed alcoholic beverage category, we are the #4 craft brewer in the U.S. and #1 in the U.K., and we are very proud that Carlsberg has partnered with Tilray to begin producing and selling its iconic brands in the U.S. market starting January 1, 2027. Across beverage and wellness, we are accelerating innovation and staying closer to consumers. These leadership positions reflect the work we have done to integrate our businesses, sharpen operations and build a more focused, profitable company. Tilray is building a category-defining global platform for the next generation of wellness, healthcare and consumer products, with the brands, infrastructure and scale to lead as these markets evolve.”

The quarter’s performance reflects Tilray’s focus on building durable growth across multiple categories, strengthening profitability and maintaining a disciplined balance sheet while investing behind the long-term opportunities we believe will define the future of cannabis, beverage, wellness and healthcare.

Financial Highlights
All comparisons made to the prior year period

  Net revenue increased 23% year-over-year to $257.1 million in the first quarter, compared to $209.5 million.
  Gross profit increased 35% year-over-year to $77.5 million in the first quarter, compared to $57.5 million, while gross margin expanded to 30% from 27%.
  Cannabis net revenue was $56.1 million in the first quarter compared to $64.5 million.
    Cannabis gross profit was $22.0 million in the first quarter compared to $23.3 million.
    Cannabis gross margin expanded to 39% in the first quarter compared to 36%.
  Beverage net revenue increased 82% year-over-year to $101.5 million in the first quarter, compared to $55.7 million, reflecting the acquisition of BrewDog.
    Beverage gross profit increased to $42.0 million in the first quarter compared to $21.3 million.
    Beverage gross margin expanded to 41% in the first quarter compared to 38%.
  Distribution net revenue increased 14% to $84.3 million in the first quarter compared to $74.0 million.
    Distribution gross profit increased $9.1 million in the first quarter compared to $8.0 million.
    Distribution gross margin was 11% in the first quarter and was unchanged.
  Wellness net revenue was $15.3 million, consistent with the previous year period.
    Wellness gross profit was $4.4 million in the first quarter compared to $4.9 million.
    Wellness gross margin was 29% in the first quarter compared to 32%.
  Driven predominantly by non-cash charges, net loss was $40.0 million in the first quarter and net loss per share was $0.32. Adjusted net loss2  was $3.0 million in the first quarter and adjusted net loss per share or adjusted EPS2 was $0.02.
  Adjusted EBITDA3 was $9.2 million in the first quarter compared to $10.2 million; burdened by approximately $1.7 million of global fuel surcharges in this quarter.

Balance Sheet Update: Tilray’s balance sheet remains strong, supported by cash, restricted cash and marketable securities4 of $221.4 million at the end of the first quarter. This position gives the Company financial flexibility to invest behind strategic growth opportunities, support integration priorities and maintain disciplined capital allocation. Fiscal year to date, Tilray also reduced total outstanding debt by $42 million.

Fiscal Year 2027 Guidance
For its fiscal year ending May 31, 2027, the Company reaffirms its expectation to achieve adjusted EBITDA3 of $68 million to $75 million, representing double-digit growth as compared to fiscal year 2026. Historically, due to the seasonality of our business, financial results are typically more weighted toward the second half of the fiscal year, with results strengthening significantly in the fourth quarter.

Management’s guidance for adjusted EBITDA3 is provided on a non-GAAP basis and excludes stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; impairments of intangible assets and goodwill; other than temporary change in fair value of convertible notes receivable; litigation costs; integration and restructuring costs; transaction-related costs; and other non-operating income (expenses) and non-recurring items that may be incurred during the Company’s fiscal year 2027, which the Company will continue to identify as it reports its future financial results.

The Company cannot reconcile its expected adjusted EBITDA3 to net income under “Fiscal Year 2027 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

____________________________________________________________________________________________________

(1) Net (debt) cash is a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.
(2) Adjusted net income (loss) and adjusted net income (loss) per share/Adjusted EPS are a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.
(3) Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.
(4) Cash, restricted cash and Marketable Securities is a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.

Live Audio Webcast
Tilray Brands will host a webcast to discuss these results today at 8:30 AM Eastern Time. Investors may access the live webcast through the Events and Presentations section of Tilray’s Investor Relations website, where a replay will also be available and archived.

About Tilray Brands
Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “position,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become a leading lifestyle consumer packaged goods company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to achieve fiscal year 2027 financial guidance, including expected Adjusted EBITDA3 of $68 to $75 million and synergy optimizations; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities in the U.S., including upon U.S. federal cannabis legalization or rescheduling and the Company’s ability to leverage its platform in connection therewith; the Company’s ability to successfully leverage artificial intelligence strategies; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including Adjusted EBITDA3, Adjusted cash operating income (loss), Adjusted net income (loss), Adjusted net income (loss) per share and or (“Adjusted EPS”), free cash flow, adjusted free cash flow, constant currency presentations of revenue, cash, restricted cash and marketable securities, and net (debt) cash. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, nor should adjusted net income (loss) per share be used as a measure of liquidity. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments of intangible assets and goodwill, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Adjusted EBITDA3 is calculated as net income (loss) before income tax expense (recovery), net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; project 420 optimization costs; litigation costs; restructuring costs, and transaction costs, net. A reconciliation of Adjusted EBITDA3 to net income (loss), the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Adjusted cash operating income (loss) is calculated as operating loss, less; amortization; stock-based compensation; and change in fair value of contingent consideration. A reconciliation of adjusted cash operating income (loss) to operating loss, the most directly comparable GAAP measure, has been included below in this press release. Adjusted cash operating income (loss) is not calculated in accordance with GAAP and should not be considered an alternative for GAAP operating income or as a measure of liquidity.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; deferred income tax expense (benefits), net; stock-based compensation; Accretion of convertible debt discount; change in fair value of contingent consideration; project 420 optimization costs; litigation costs; restructuring costs and transaction costs, net. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share (and or adjusted EPS) is calculated as adjusted net income (loss) divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes cash paid for litigation settlements. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Cash, restricted cash and marketable securities are comprised of three GAAP measures, cash and cash equivalents and restricted cash added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combining these three GAAP metrics.

Net (debt) cash is comprised of GAAP measures and reduces bank indebtedness, current and non-current portions of long-term debt, the principal balance of convertible debt by cash and cash equivalents and marketable securities. The Company believes this metric provides useful information to management, analysts, and investors regarding its liquidity and the Company’s ability to repay all of its debt.

Contacts:
Investor Relations
investors@tilray.com
Pro-TLRY@prosek.com

Media
news@tilray.com

The accompanying excerpts of the interim condensed consolidated financial statements are unaudited and have been prepared in accordance with U.S. GAAP.

Consolidated Statements of Financial Position
	August 31,	May 31,
(in thousands of US dollars)	2026	2026
Assets
Current assets
Cash and cash equivalents	$214,960	$225,977
Restricted cash	3,383	3,365
Marketable securities	3,047	5,289
Accounts receivable, net	190,617	189,170
Inventory	328,973	301,192
Prepaids and other current assets	64,160	64,692
Assets held for sale	2,449	2,449
Total current assets	807,589	792,134
Capital assets	665,923	680,225
Operating lease, right-of-use assets	42,030	42,318
Digital assets	720	674
Intangible assets	42,468	42,779
Goodwill	752,350	752,350
Long-term investments	6,365	6,551
Other assets	10,509	10,981
Total assets	$2,327,954	$2,328,012
Liabilities
Current liabilities
Bank indebtedness	$8,688	$8,775
Accounts payable and accrued liabilities	335,415	318,088
Current portion of lease liabilities	11,902	13,357
Current portion of long-term debt	15,457	18,160
Current portion of convertible debentures payable	59,224	—
Total current liabilities	430,686	358,380
Long - term liabilities
Lease liabilities	158,610	158,155
Long-term debt	118,046	120,425
Convertible debentures payable	—	79,529
Deferred tax liabilities, net	9,746	12,256
Other liabilities	4,192	4,400
Total liabilities	721,280	733,145
Stockholders' equity
Common stock ($0.0001 par value; 1,416,000,000 common shares authorized; 144,936,074 and 131,683,075 common shares issued and outstanding, respectively)	145	132
Treasury Stock (1,124,869 and 589,217 treasury shares issued and outstanding, respectively)	—	—
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,674,469	6,627,056
Accumulated other comprehensive loss	(39,492)	(44,233)
Accumulated deficit	(5,011,764)	(4,968,623)
Total Tilray Brands, Inc. stockholders' equity	1,623,358	1,614,332
Non-controlling interests	(16,684)	(19,465)
Total stockholders' equity	1,606,674	1,594,867
Total liabilities and stockholders' equity	$2,327,954	$2,328,012

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months ended
	August 31,	August 31,	Change	% Change
(in thousands of U.S. dollars, except for per share data)	2026	2025	2026 vs. 2025
Net revenue	$257,147	$209,501	$47,646	23%
Cost of goods sold	179,638	152,032	27,606	18%
Gross profit	77,509	57,469	20,040	35%
Operating expenses:
General and administrative	57,608	41,053	16,555	40%
Selling	13,593	12,923	670	5%
Amortization	6,500	3,929	2,571	65%
Marketing and promotion	15,736	10,155	5,581	55%
Research and development	89	41	48	117%
Change in fair value of contingent consideration	—	(15,000)	15,000	(100)%
Litigation costs, net of recoveries	787	1,007	(220)	(22)%
Restructuring costs	2,447	869	1,578	182%
Transaction costs, net	4,802	400	4,402	1101%
Total operating expenses	101,562	55,377	46,185	83%
Operating income (loss)	(24,053)	2,092	(26,145)	(1250)%
Interest expense, net	(6,480)	(6,696)	216	(3)%
Non-operating income (expense), net	(7,773)	3,832	(11,605)	(303)%
(Loss) before income taxes	(38,306)	(772)	(37,534)	4862%
Income tax expense (recovery), net	1,725	(2,285)	4,010	(175)%
Net income (loss)	$(40,031)	$1,513	$(41,544)	(2746)%
Total net income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(43,141)	(322)	(42,819)	13298%
Non-controlling interests	3,110	1,835	1,275	69%
Other comprehensive gain (loss), net of tax
Foreign currency translation gain (loss)	4,412	(188)	4,600	(2447)%
Comprehensive income (loss)	$(35,619)	$1,325	$(36,944)	(2788)%
Total comprehensive income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(38,400)	(489)	(37,911)	7753%
Non-controlling interests	2,781	1,814	967	53%
Weighted average number of common shares - basic[1]	133,340,533	106,027,190	27,313,343	26%
Weighted average number of common shares - diluted[1]	133,340,533	106,027,190	27,313,343	26%
Net loss per share - basic[1]	$(0.32)	$(0.00)	$(0.32)	10553%
Net loss per share - diluted[1]	$(0.32)	$(0.00)	$(0.32)	10553%

[1]The prior year share and amounts have been retrospectively adjusted to reflect the Reverse Stock Split, which became effective on December 2, 2025. See Note 1 (Basis of presentation and summary of significant accounting policies) within the Form 10-Q for the period ended August 31, 2026.

Condensed Consolidated Statements of Cash Flows
	For the three months ended
	August 31,	August 31,	Change	% Change
(in thousands of US dollars)	2026	2025	2026 vs. 2025
Cash provided by (used in) operating activities:
Net income (loss)	$(40,031)	$1,513	$(41,544)	(2746)%
Adjustments for:
Income tax expense (recovery), net	1,725	(2,285)	4,010	(175)%
Unrealized foreign exchange (gain) loss	4,524	(2,328)	6,852	(294)%
Amortization	18,638	15,561	3,077	20%
Accretion of convertible debt discount	1,465	1,976	(511)	(26)%
Unrealized (gain) loss on digital assets	(46)	8	(54)	(675)%
Other non-cash items	(1,745)	282	(2,027)	(719)%
Stock-based compensation	6,584	5,052	1,532	30%
Loss (gain) on long-term investments	27	(39)	66	(169)%
Loss on derivative instruments	—	3,670	(3,670)	(100)%
Change in fair value of contingent consideration	—	(15,000)	15,000	(100)%
Change in non-cash working capital:
Accounts receivable	(1,319)	14,414	(15,733)	(109)%
Prepaids and other current assets	1,004	(7,133)	8,137	(114)%
Inventory	(27,781)	(11,905)	(15,876)	133%
Accounts payable and accrued liabilities	20,414	(5,127)	25,541	(498)%
Net cash used in operating activities	(16,541)	(1,341)	(15,200)	1133%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(11,009)	(9,523)	(1,486)	16%
Proceeds from disposal of capital and intangible assets	101	293	(192)	(66)%
Investment in digital assets	—	(1,000)	1,000	(100)%
Sale (purchase) of marketable securities, net	2,242	34,697	(32,455)	(94)%
Proceeds from long-term investments	133	—	133	NM
Business acquisitions, net of cash acquired	(720)	—	(720)	NM
Net cash used in investing activities	(9,253)	24,467	(33,720)	(138)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	22,338	22,491	(153)	(1)%
Repayment of long-term debt	(5,846)	(2,653)	(3,193)	120%
Repayment of lease liabilities	(2,438)	(994)	(1,444)	145%
Net (increase) decrease in bank indebtedness	(87)	1,004	(1,091)	(109)%
Net cash provided by financing activities	13,967	19,848	(5,881)	(30)%
Effect of foreign exchange on cash and cash equivalents	828	188	640	340%
Net increase (decrease) in cash and cash equivalents	(10,999)	43,162	(54,161)	(125)%
Cash and cash equivalents, beginning of period	229,342	221,666	7,676	3%
Cash and cash equivalents and restricted cash, end of period	$218,343	$264,828	$(46,485)	(18)%

Net Revenue by Operating Segment
	For the three months ended		For the three months ended
(In thousands of U.S. dollars)	August 31, 2026	% of Total Revenue	August 31, 2025	% of Total Revenue
Beverage business	$101,496	39%	$55,739	27%
Cannabis business	56,109	22%	64,511	31%
Distribution business	84,266	33%	74,007	35%
Wellness business	15,276	6%	15,244	7%
Total net revenue	$257,147	100%	$209,501	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months ended		For the three months ended
	August 31, 2026		August 31, 2025
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage business	$101,777	39%	$55,739	27%
Cannabis business	56,873	22%	64,511	31%
Distribution business	85,188	33%	74,007	35%
Wellness business	15,433	6%	15,244	7%
Total net revenue	$259,271	100%	$209,501	100%

Net Cannabis Revenue by Market Channel
	For the three months ended		For the three months ended
(In thousands of U.S. dollars)	August 31, 2026	% of Total Revenue	August 31, 2025	% of Total Revenue
Revenue from Canadian medical cannabis	$4,717	8%	$6,146	10%
Revenue from Canadian adult-use cannabis	53,564	95%	64,067	99%
Revenue from wholesale cannabis	673	1%	4,155	6%
Revenue from international cannabis	16,237	29%	13,367	21%
Less excise taxes	(19,082)	(33)%	(23,224)	(36)%
Total	$56,109	100%	$64,511	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months ended		For the three months ended
	August 31, 2026		August 31, 2025
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$4,804	8%	$6,146	10%
Revenue from Canadian adult-use cannabis	54,575	96%	64,067	99%
Revenue from wholesale cannabis	685	1%	4,155	6%
Revenue from international cannabis	16,252	29%	13,367	21%
Less excise taxes	(19,443)	(34)%	(23,224)	(36)%
Total	$56,873	100%	$64,511	100%

Other Financial Information: Key Operating Metrics
	For the three months ended
	August 31,	August 31,
(in thousands of U.S. dollars)	2026	2025
Net beverage revenue	$101,496	$55,739
Net cannabis revenue	56,109	64,511
Distribution revenue	84,266	74,007
Wellness revenue	15,276	15,244
Beverage costs	59,489	34,413
Cannabis costs	34,087	41,241
Distribution costs	75,143	66,008
Wellness costs	10,919	10,370
Gross profit	77,509	57,469
Beverage gross margin	41%	38%
Cannabis gross margin	39%	36%
Distribution gross margin	11%	11%
Wellness gross margin	29%	32%
Adjusted EBITDA	$9,205	$10,181
Cash and cash equivalents, restricted cash and marketable securities as at the period ended:	221,390	264,828
Working capital as at the period ended:	$376,903	$433,508

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended August 31, 2026
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$101,496	$56,109	$84,266	$15,276	$257,147
Cost of goods sold	59,489	34,087	75,143	10,919	179,638
Gross profit	42,007	22,022	9,123	4,357	77,509
Gross margin	41%	39%	11%	29%	30%

	For the three months ended August 31, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$55,739	$64,511	$74,007	$15,244	$209,501
Cost of goods sold	34,413	41,241	66,008	10,370	152,032
Gross profit	21,326	23,270	7,999	4,874	57,469
Gross margin	38%	36%	11%	32%	27%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months ended
	August 31,	August 31,	Change	% Change
(In thousands of U.S. dollars)	2026	2025	2026 vs. 2025
Net income (loss)	$(40,031)	$1,513	$(41,544)	(2746)%
Income tax expense (recovery), net	1,725	(2,285)	4,010	(175)%
Interest expense, net	6,480	6,696	(216)	(3)%
Non-operating expense (income), net	7,773	(3,832)	11,605	(303)%
Amortization	18,638	15,561	3,077	20%
Stock-based compensation	6,584	5,052	1,532	30%
Change in fair value of contingent consideration	—	(15,000)	15,000	(100)%
Project 420 business optimization	—	200	(200)	(100)%
Litigation costs, net of recoveries	787	1,007	(220)	(22)%
Restructuring costs	2,447	869	1,578	182%
Transaction costs, net	4,802	400	4,402	1101%
Adjusted EBITDA	$9,205	$10,181	$(976)	(10)%

Other Financial Information: Adjusted cash operating income (loss)
	For the three months ended
	August 31,	August 31,	Change	% Change
	2026	2025	2026 vs. 2025
Operating income (loss)	$(24,053)	$2,092	$(26,145)	(1250)%
Change in fair value of contingent consideration	—	(15,000)	15,000	(100)%
Amortization	18,638	15,561	3,077	20%
Stock-based compensation	6,584	5,052	1,532	30%
Adjusted cash operating income (loss)	$1,169	$7,705	$(6,536)	(85)%

Other Financial Information: Adjusted net income (loss) and Adjusted net income (loss) per share ("Adjusted EPS")
	August 31,	August 31,	Change	% Change
	2026	2025	Change
Net loss attributable to stockholders of Tilray Brands, Inc.	$(43,141)	$(322)	$(42,819)	13298%
Non-operating expense (income), net	7,773	(3,832)	11,605	(303)%
Amortization	18,638	15,561	3,077	20%
Stock-based compensation	6,584	5,052	1,532	30%
Deferred income tax expense (benefits), net	(2,344)	(2,537)	193	(8)%
Accretion of convertible debt discount	1,465	1,976	(511)	(26)%
Change in fair value of contingent consideration	—	(15,000)	15,000	(100)%
Project 420 business optimization	—	200	(200)	(100)%
Litigation costs, net of recoveries	787	1,007	(220)	(22)%
Restructuring costs	2,447	869	1,578	182%
Transaction costs, net	4,802	400	4,402	1101%
Adjusted net income (loss)	$(2,989)	$3,374	$(6,363)	(189)%
Adjusted net income (loss) per share - basic and diluted	$(0.02)	$0.03	$(0.05)	(167)%

Other Financial Information: Free Cash Flow
	For the three months ended
	August 31,	August 31,	Change	% Change
(In thousands of U.S. dollars)	2026	2025	2026 vs. 2025
Net cash used in operating activities	$(16,541)	$(1,341)	$(15,200)	1133%
Less: investments in capital and intangible assets, net	(10,908)	(9,230)	(1,678)	18%
Free cash flow	$(27,449)	$(10,571)	$(16,878)	160%
Add: growth CAPEX	3,025	3,009	16	1%
Add: cash paid for litigation settlements	1,000	2,804	(1,804)	(64)%
Adjusted free cash flow	$(23,424)	$(4,758)	$(18,666)	392%